Exhibit 99.1

Press Release	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 1.213.996.2367 Brendan.Ranson-Walsh@aecom.com	Investor Contact: Will Gabrielski Senior Vice President, Finance & Treasurer 1.213.593.8208 William.Gabrielski@aecom.com

AECOM announces the initiation of a dividend program, extending its commitment to consistently return substantially all available cash flow to stockholders

DALLAS (December 13, 2021) – AECOM (NYSE: ACM), the world’s trusted infrastructure consulting firm, announced today that its Board of Directors has declared a quarterly cash dividend as part of the initiation of a recurring quarterly dividend program. The initial quarterly dividend of $0.15 per share will be paid on January 21, 2022 to stockholders of record as of January 5, 2022. The Company intends to increase its dividend per share by a double-digit percentage annually.

Capital Allocation Policy

AECOM’s capital allocation policy is built on a commitment to return substantially all available cash flow to stockholders. The initiation of a quarterly dividend program is consistent with the Company’s capital allocation policy and complements the Company’s expected ongoing share repurchase program.

“The initiation of a quarterly dividend payment with the intent to increase it by double digits annually is a significant milestone in our history that affirms our ongoing intention to consistently return capital to our stockholders,” said Troy Rudd, AECOM’s chief executive officer. “Today’s announcement reflects the confidence we have in our operating performance and outlook for organic growth, the strength of our balance sheet, and our expectation for continued compounding of earnings at a high rate and strong free cash flow. We intend to continue to repurchase stock as part of our capital allocation program, with dividends complementing repurchases as we seek to enhance total shareholder return and attract the broadest investor base possible.”

AECOM also reiterated its financial guidance for fiscal 2022, which includes its expectation for adjusted1 EPS of between $3.20 and $3.40 and adjusted1 EBITDA2 of between $880 and $920 million, as well as another year of strong free cash flow3 between $450 million and $650 million. In addition, the Company reiterated its long-term financial targets, including its expectation for adjusted1 EPS of at least $4.75 in fiscal 2024, which reflects the raised guidance provided on the Company’s fourth quarter earnings announcement. This guidance also includes an expectation for a 15% segment adjusted1 operating margin4 by fiscal 2024, and continued high conviction in delivering on its 17% longer-term margin goal.

The declaration and payment of future dividends are subject to the sole discretion of the Board of Directors.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Net income before interest expense, tax expense, depreciation and amortization.

3 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals.

4 Reflects segment operating performance, excluding AECOM Capital and G&A.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.3 billion in fiscal year 2021. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure and power construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

FY2022 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2022
GAAP EPS Guidance	$2.94 to $3.17
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.03
Restructuring expenses	$0.20 to $0.14
Tax effect of the above items	($0.10) to ($0.07)
Adjusted EPS Guidance	$3.20 to $3.40

FY2022 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
GAAP net income attributable to AECOM from continuing operations guidance*	$430 to $467
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$19
Amortization of deferred financing fees	$5
Restructuring expenses	$30 to $20
Tax effect of the above items	($14) to ($11)
Adjusted net income attributable to AECOM from continuing operations	$470 to $500
Adjusted EBITDA excludes:
Depreciation	$155
Adjusted interest expense, net	$90
Tax expense, including tax effect of above items	$165 to $175
Adjusted EBITDA Guidance	$880 to $920

 * Calculated based on the mid-point of AECOM’s fiscal year 2022 EPS guidance
Note: Variances in tables are due to rounding.

FY2022 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2022
Operating cash flow guidance	$610 to $810
Capital expenditures, net of proceeds from equipment disposals	($160)
Free cash flow guidance	$450 to $650